                                                                     Exhibit A-4


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       of

                                OLD NISOURCE NC.
                            (an Indiana corporation)

                                      into

                                  NiSOURCE INC.
                            (a Delaware corporation)

                  It is hereby certified that:

                  1. Old NiSource Inc. (hereinafter called the "Subsidiary") is a corporation of the State of Indiana, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

         2. NiSource Inc., a corporation of the State of Delaware, (the "Parent"), as the owner of all of the outstanding shares of the stock of the Subsidiary hereby merges the Subsidiary into the Parent.

         3. The following is a copy of the resolutions adopted on the 1St day of November, 2000, by the Merger Committee of the Board of Directors of the Parent to merge the Subsidiary into the Parent:

         `W14EREAS, NiSource Inc. is a corporation of the State of Delaware that was formerly named "New NiSource Inc." (the "Parent");

         WHEREAS, Old NiSource Inc. is a corporation of the State of Indiana that was formerly named "Ni Source Inc." (the "Subsidiary");

         WHEREAS, the Parent is the owner of all outstanding shares of common stock of the Subsidiary, which is the only outstanding class of capital stock of the Subsidiary;

         VITI{EREAS, the laws of the States of Delaware and Indiana each permit the merger of a corporation of that State with a corporation of another state;

         WHEREAS, by virtue of the Parent's ownership of all outstanding shares of capital stock of the Subsidiary, the laws of the States of Delaware and Indiana each permit the merger of the Subsidiary into the Parent to be approved byte Board of Directors of the Parent without approval of the stockholders of the Parent or the shareholder of the Subsidiary;

                  WHEREAS, the Merger Committee of the Board of Directors of the Parent pursuant to authority duly delegated to it by the Board of Directors of the Parent, deems it advisable and in the best interest of the Parent and the Subsidiary that the Subsidiary be merged with and into the Parent;

                  NOW, `IHEREFORE, BE IT RESOLVED that the Merger Committee of the Board of Directors of the Parent hereby approves the merger of the Subsidiary with and into the Parent on the terms set forth in the following Plan of Merger:

                                 PLAN OF MERGER

1. Old NiSource Inc., an Indiana corporation (the "Subsidiary"), shall be merged (the Merger") with and into NiSource Inc., a Delaware corporation that is qualified to do business as a foreign corporation in the State of Indiana (the "Parent"), in accordance with the laws of the States of Delaware and Indiana.

                  2. The Parent shall be the surviving corporation and shall continue as a corporation of the State of Delaware, and the status of the Subsidiary as a separate corporation shall cease.

                  3. The Merger shall effect no change in the Certificate of Incorporation of the Parent win its fly-Laws, and the Directors and Officers of the Parent shall continue as the Directors and Officers of the surviving corporation following the Merger.

                  4. The outstanding capital stock of the Subsidiary shall be cancelled, and no securities or other property shall be issued in exchange therefor.

                  5. As a result of the Merger, the Parent' shall assume all of the assets and liabilities of the Subsidiary.

6. Parent, as the shareholder of the Subsidiary) has waived the requirement that it receive a copy or summary of the Plan of Merger.

                  FURTHER RESOLVED, that the Parent, as the shareholder of the Subsidiary, hereby expressly waives any requirement that it receive a copy or summary of the Plan of Merger.

         FURTHER RESOLVED, that the officers of the Parent and each of them, are hereby authorized and directed to execute, deliver, certify and file all such agreements, instruments and documents and to take or cause to be taken such further actions, in the name and on behalf of the Parent, as they may deem necessary or advisable to complete the transactions described in these resolutions and to cany into effect their intent and purpose."

         Signed on November 1, 2000


                                                  NISOURCE INC., a Delaware
                                                  corporation

                                State of Delaware

                        OFFICE OF THE SECRETARY OF STATE


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEW NISOURCE INC.", CHANGING ITS NAME FROM "NEW NISOURCE INC." TO "NISOURCE INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF NOVEMBER, A.D. 2000, AT 12 O'CLOCK P.M.

                  A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



3203156 8100                                Edwardj. Freel, Secretary of State

001549743                                             AUTHENTICATION:  0767947

                             [SEAL GRAPHIC]                     DATE: 11-01-00

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                                NEW NISOURCE INC.

                  It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "Corporation") is New NiSource Inc.

                  2. The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new
                  Article:

         "FIRST. The name of this corporation is NiSource Inc."

3. The amendment of the certificate of incorporation herein certified has been duly adopted and a written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

           Dated as of November 1, 2000          /s/ Stephen P. Adik
                                                 ---------------------
                                                 Stephen P. Adik
                                                 Vice Chairman





                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE

                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:00 PM ii/01/2000
                                                            002549743 -- 3203156